Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-195887 and 333-195921) and Form S‑8 (Nos. 333-161611, 333-161615) of CareFusion Corporation of our report dated August 11, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
San Diego, California
August 11, 2014